                                                                EXHIBIT 10.27
                                                                -------------



                SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

                                  dated as of

                                 March 29, 1994

                                     among

                 JOHN FOUHEY, AS TRUSTEE FOR SELLECK HILL TRUST

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                              TCW SPECIAL CREDITS

                THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                             WELLS FARGO BANK, N.A.

                                      and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                    as Agent

                               TABLE OF CONTENTS *

                                                          Page
                                                          ----
                         ARTICLE I
                         DEFINITIONS

SECTION 1.01     Definitions  . . . . . . . . . . . . . .   2
        1.02     Other Terms  . . . . . . . . . . . . . .   9
        1.03     Effectiveness  . . . . . . . . . . . . .   9

                         ARTICLE II
                         THE LOANS

SECTION 2.01     Outstanding Loans; Borrowings  . . . . .  10
        2.02     Method of Borrowing  . . . . . . . . . .  11
        2.03     Notes  . . . . . . . . . . . . . . . . .  13
        2.04     Duration of Interest Periods . . . . . .  14
        2.05     Interest Rates . . . . . . . . . . . . .  15
        2.06     Required Prepayments . . . . . . . . . .  17
        2.07     Optional Prepayments . . . . . . . . . .  18
        2.08     General Provisions as to Payments  . . .  19
        2.09     Funding Losses . . . . . . . . . . . . .  19
        2.10     Computation of Interest and Fees . . . .  20
        2.11     Acceleration . . . . . . . . . . . . . .  20
        2.12     Security; Notes and Other Obligations
                 Nonrecourse . . . . . . . . . . . . .     21

                         ARTICLE III
         CONDITIONS TO EFFECTIVENESS; CONDITIONS TO BORROWINGS

SECTION 3.01     Conditions to Effectiveness  . . . . . .  23
        3.02     Conditions to Borrowing  . . . . . . . .  25

                         ARTICLE IV
               REPRESENTATIONS AND WARRANTIES

SECTION 4.01     Existence and Power  . . . . . . . . . .  26
        4.02     Authorization; Contravention . . . . . .  26
        4.03     Binding Effect . . . . . . . . . . . . .  27
        4.04     Litigation . . . . . . . . . . . . . . .  27
        4.05     Not an Investment Company  . . . . . . .  28


      * The Table of Contents is not part of this Agreement.


                                                          Page
                                                          ----
                         ARTICLE V
                         COVENANTS

SECTION 5.01     Maintenance of Existence . . . . . . . .  28
        5.02     Payment of Taxes . . . . . . . . . . . .  28
        5.03     Payment of Obligations . . . . . . . . .  29
        5.04     Books and Records  . . . . . . . . . . .  29
        5.05     Scope of the Borrower's Business . . . .  30
        5.06     Additional Indebtedness  . . . . . . . .  30
        5.07     Liens  . . . . . . . . . . . . . . . . .  31
        5.08     Liquidation and Sales of Assets  . . . .  31
        5.09     Inspection . . . . . . . . . . . . . . .  31
        5.10     Recordation  . . . . . . . . . . . . . .  31
        5.11     Further Assurances . . . . . . . . . . .  32
        5.12     Change of Location; Successor Trustee  .  32
        5.13     Use of Proceeds  . . . . . . . . . . . .  33

                        ARTICLE VI
                         DEFAULTS

SECTION 6.01     Events of Default  . . . . . . . . . . .  33

                        ARTICLE VII
                         THE AGENT

SECTION 7.01     Appointment and Authorization  . . . . .  36
        7.02     Agent and Affiliates . . . . . . . . . .  37
        7.03     Holders of Notes . . . . . . . . . . . .  37
        7.04     Action by Agent  . . . . . . . . . . . .  37
        7.05     Consultation with Experts  . . . . . . .  37
        7.06     Liability of Agent . . . . . . . . . . .  38
        7.07     Indemnification  . . . . . . . . . . . .  39
        7.08     Credit Decision  . . . . . . . . . . . .  39

                        ARTICLE VIII
                    CHANGE IN CIRCUMSTANCES
                  AFFECTING EURO-DOLLAR LOANS

Section 8.01     Basis for Determining Interest Rate
                 Inadequate or Unfair . . . . . . . . .    40
        8.02     Illegality . . . . . . . . . . . . . . .  41
        8.03     Increased Cost . . . . . . . . . . . . .  42
        8.04     Prime Loans Substituted for
                 Affected Euro-Dollar Loans . . . . . . .  48



                                                          Page
                                                          ----
                         ARTICLE IX
                        MISCELLANEOUS

SECTION 9.01     Notices  . . . . . . . . . . . . . . . .  49
        9.02     No Waivers . . . . . . . . . . . . . . .  50
        9.03     Expenses; Documentary Taxes  . . . . . .  50
        9.04     Sharing of Set-Offs  . . . . . . . . . .  51
        9.05     Amendments and Waivers . . . . . . . . .  53
        9.06     Successors and Assigns . . . . . . . . .  53
        9.07     Separability . . . . . . . . . . . . . .  54
        9.08     New York Law . . . . . . . . . . . . . .  54
        9.09     Counterparts . . . . . . . . . . . . . .  54
        9.10     Authorization to Amend Related
                 Agreements . . . . . . . . . . . . . .    55

Schedule 1 - Principal Repayments

Schedule 2 - Loans on Effective Date

Exhibit A - Form of Domestic Note

Exhibit B - Form of Euro-Dollar Note





                          SECOND AMENDED AND RESTATED
                              TERM LOAN AGREEMENT

          AGREEMENT dated as of March 29, 1994 among John Fouhey, as Trustee for Selleck Hill Trust (the "Trustee"), Morgan Guaranty Trust Company of New York, TCW Special Credits, The Chase Manhattan Bank (National Association) and Wells Fargo Bank, N.A. (collectively, the "Banks"), and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), amending and restating the existing Amended and Restated Term Loan Agreement dated as of September 1, 1988 (the "Existing Term Loan Agreement") among the Trustee, the Banks and the Agent.

          WHEREAS, the Existing Term Loan Agreement governs loans to the Trustee made by the Banks; and

          WHEREAS, Lone Star Industries, Inc. ("Lone Star"), which is a party to various agreements related to the Existing Term Loan Agreement, is on the date hereof a debtor in possession under Chapter 11 of the United States
Bankruptcy Code; and

          WHEREAS, in connection with the reorganization of Lone Star the Trustee and the Banks wish to amend the Existing Term Loan Agreement to, among other things, extend the maturity of the loans outstanding hereunder, change the interest rates applicable thereto and adjust the principal amount of such loans to reflect interest accrued and unpaid during the pendency of Lone Star's bankruptcy case;

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                                  -----------
                                  DEFINITIONS

          SECTION 1.01.  Definitions.  The following terms,

as used herein, have the following meanings:

          "Agent" means Morgan Guaranty Trust Company of New
York in its capacity as agent for the Banks hereunder.

          "Agreement" means this Second Amended and Restated
Term Loan Agreement dated as of March 29, 1994.

          "Bankruptcy Cases" means the jointly administered Chapter 11 cases of New York Trap Rock Corporation, Lone Star Industries, Inc., et al., in the Bankruptcy Court, case
                       -- --
nos. 90 B 21276 to 90 B 21286, 90 B 21334 and 90 B 21335.

          "Bankruptcy Court" means the United States
Bankruptcy Court for the Southern District of New York.

          "Banks" means Morgan Guaranty Trust Company of New
York, TCW Special Credits, The Chase Manhattan Bank,
(National Association) and Wells Fargo Bank, N.A.

          "Borrower" means John Fouhey (or any successor appointed pursuant to the Trust Agreement), as Trustee for Selleck Hill Trust, a New York trust. The Borrower may be sometimes referred to herein as "PP Owner".

          "Borrowing" means a borrowing hereunder consisting of Loans which become outstanding to the Borrower at the same time from all Banks severally. A Borrowing is a "Prime Borrowing" if such Loans are Prime Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

          "Conveyance" means the Second Amended and Restated
Conveyance of Production Payment, dated as of March 29,
1994, from Lone Star to the Borrower, as amended from time to time.

          "Court Order" means the order of the Bankruptcy Court dated January 13, 1994 and entitled Order (i) Approving a Settlement Between Lone Star Industries, Inc. and Certain Entities Respecting Claims Asserted in Connection with a Production Payment Conveyance Transaction,
(ii) Approving Amendments to Certain Documents Executed in Connection with Such Transaction, and (iii) Authorizing Lone Star Industries, Inc.'s Assumption of Such Agreements as Amended Pursuant to Section 365 of the Bankruptcy Code.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

          "Domestic Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Prime
Loans.

          "Effective Date" has the meaning set forth in
Section 1.03.

          "Euro-Dollar Business Day" means any Domestic
Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office or branch located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Euro-Dollar Lending Office) or such other branch (or affiliate) of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loans" means any Loans to be made as Euro-Dollar Loans pursuant to the applicable Notice of Borrowing.

          "Euro-Dollar Margin" has the meaning set forth in
Section 2.05(b).

          "Euro-Dollar Notes" means promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Euro-Dollar Loans.

          "Event of Default" has the meaning set forth in
Section 6.01.

          "Existing Term Loan Agreement" means the Amended and Restated Term Loan Agreement dated as of September 1,
1988 among the Borrower, the Banks and the Agent.

          "Expense and Interest Agreement" means the Amended and Restated Expense and Interest Agreement dated as of September 1, 1988 between the Borrower and Lone Star, as amended from time to time.

          "Interest Period" means, with respect to each Euro-Dollar Borrowing:

          (i) initially, the period commencing on the date of such Borrowing (which, in the case of any Borrowing outstanding on the Effective Date, shall be deemed to be the Effective Date) and ending three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Borrowing and ending three or six months thereafter, as the Borrower may elect pursuant to Section 2.04;

provided that:

          (a) any such Interest Period which would otherwise end on a day which is not a Euro-Dollar
     Business Day shall be extended to the next succeeding

Euro-Dollar Business Day unless such Euro-Dollar
Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

     (b) any such Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and
(d) below, end on the last Euro-Dollar Business Day of a calendar month;

     (c) any such Interest Period which begins before the first Principal Repayment Date and would otherwise end after the first Principal Repayment Date shall end on the first Principal Repayment Date; and

     (d) if any such Interest Period would otherwise include a date on which a payment of principal of the Loans is required to be made but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and
(ii) the remainder (if any) of each such Euro-Dollar
Loan shall have an Interest Period determined as set forth above.

          "Lending Office" means as to any Bank its Domestic
Lending Office or its Euro-Dollar Lending Office, as the context may require.

          "Lien" means, with respect to any asset, (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or (ii) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

          "Loan" means a Prime Loan or a Euro-Dollar Loan and "Loans" means Prime Loans or Euro-Dollar Loans or both.

          "Lone Star" means Lone Star Industries, Inc., a
Delaware corporation, and its successors and assigns.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.05(b).

          "Majority Banks" means at any time Banks holding at least 51% of the aggregate unpaid principal amount of the Notes.

          "Marketing Contract" means the Second Amended and
Restated Marketing Contract dated as of March 29, 1994 between Lone Star and the Borrower, as amended from time to time.

          "Mortgage" means the Amended and Restated
Mortgage, Deed of Trust and Security Agreement dated as of September 1, 1988 from the Borrower to the Agent, as amended from time to time.

          "Note" means a Prime Note or a Euro-Dollar Note, and "Notes" means the Prime Notes or the Euro-Dollar Notes or both.

          "Notice of Borrowing" has the meaning set forth in
Section 2.02.

          "Option Agreement" means the Amended and Restated
Option Agreement dated as of September 1, 1988 between Lone
Star and the Borrower, as amended from time to time.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means the plan of reorganization for Lone
Star and its affiliated debtors as confirmed by the Bankruptcy Court in the Bankruptcy Cases.

          "Plan Effective Date" means the "Effective Date" as this term is defined in the Plan.

          "Prime Loan" means a Loan to be made as a Prime
Loan pursuant to the applicable Notice of Borrowing, Section
2.04(b) or Article VIII.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in
New York City from time to time as its Prime Rate.

          "Principal Repayment Date" means each January 31 and July 31, commencing with January 31, 1994 and ending with July 31, 1998.

          "Regulatory Change" has the meaning set forth in
Section 8.03(a).

          "Related Agreements" means the Conveyance, the Expense and Interest Agreement, the Marketing Contract, the
Option Agreement and the Mortgage.

          "Trust" means Selleck Hill Trust, a New York trust.

          "Trust Agreement" means the Declaration of Trust dated as of April 19, 1982 creating the Trust.

          "Unsecured Indenture" means the Indenture dated as of the Plan Effective Date between Lone Star and the indenture trustee thereunder, governing the 10% Senior Notes
Due 2003 issued by Lone Star in accordance with the Plan, as amended from time to time.

          "WI Owner" means Lone Star.

          "Working Capital Facility" means a credit facility entered into between Lone Star and one or more financial institutions on or after the Plan Effective Date, which provides for the proceeds to be used for working capital financing for Lone Star, as amended from time to time.

          SECTION 1.02.  Other Terms.  Terms used but not
defined herein shall have the meanings set forth in the Conveyance and the Marketing Contract.

          SECTION 1.03.  Effectiveness.  This Agreement
shall become effective on the date (the "Effective Date") on which the conditions of effectiveness specified in Section

3.01 are met. On the Effective Date, the Existing Term Loan Agreement shall be amended and restated in its entirety by this Agreement and on and after such date the rights and obligations of the parties hereto shall be governed by this Agreement; provided that, except to the extent expressly set forth herein, the effectiveness of this Agreement shall not result in any waiver or modification of any rights of the parties hereto with respect to or that arose during the period prior to the Effective Date.

                                   ARTICLE II
                                  ------------
                                   THE LOANS

          SECTION 2.01.  Outstanding Loans; Borrowings.

          (a) On the Effective Date.  On the Effective
Date, the principal amount of the Loans outstanding under the Existing Term Loan Agreement and all accrued and unpaid interest thereon shall be restructured and shall thereafter be outstanding as Loans in the principal amounts set forth on Schedule 2. Such Loans shall be Prime Loans or Euro-
Dollar Loans as specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02. All Defaults hereunder resulting from the commencement and continuation of the Bankruptcy Cases shall be waived on the Effective
Date.

          (b) After the Effective Date. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make, if the Borrower shall so request, a new Loan to the Borrower concurrently (but not otherwise) with any optional prepayment in full of the outstanding Loans pursuant to Section 2.07 for the purpose of refunding such outstanding Loans; provided that the principal amount of such Bank's new Loan shall not exceed the principal amount of its outstanding Loan being concurrently prepaid. Each borrowing under this subsection (b) shall be made from the several Banks ratably in proportion to the principal amount of their outstanding Loans as set forth on Schedule
2. Amounts required to be prepaid pursuant to Section 2.06 or 2.11 shall not be reborrowed, and amounts repaid pursuant to Section 8.02, 8.03 or 8.04 shall not be reborrowed except as provided therein.

          SECTION 2.02.  Method of Borrowing.  (a) The
Borrower shall give the Agent notice (a "Notice of Borrowing") (i) at least four Euro-Dollar Business Days prior to the Effective Date with respect to Loans to be outstanding on the Effective Date and (ii) after the Effective Date, at least three Domestic Business Days before each Prime Borrowing and at least four Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) with respect to any Borrowing made after the Effective Date, the date of such Borrowing, which shall be a Domestic Business Day in the case of a Prime

     Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) with respect to any Borrowing made after the Effective Date, the aggregate amount of such Borrowing,

          (iii) whether the Loans comprising such Borrowing are to be Prime Loans or Euro-Dollar Loans, and

          (iv) if such Loans are to be Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

A Notice of Borrowing shall not be required in connection with a Prime Borrowing made after the Effective Date pursuant to Section 2.04(b) or Section 8.01. A Notice of Borrowing that otherwise satisfies the requirements of this
Section 2.02(a) and is given by Lone Star in accordance with its authority under Section 4 of the Expense and Interest Agreement shall be treated as a Notice of Borrowing by the Borrower.

          (b) Upon receipt of the Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (c) Not later than 11:00 A.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section
9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

          (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.08, as the case may be.
          SECTION 2.03.  Notes.  (a) The Prime Loans of
each Bank shall be evidenced by a single Prime Note payable to the order of such Bank for the account of its Domestic
Lending Office on July 31, 1998 in an amount equal to the aggregate unpaid principal amount of such Bank's Prime
Loans.

          (b) The Euro-Dollar Loans of each Bank shall be evidenced by a single Euro-Dollar Note payable to the order of such Bank for the account of its Euro-Dollar Lending

Office on July 31, 1998 in an amount equal to the aggregate unpaid principal amount of such Bank's Euro-Dollar Loans.

          (c) Upon receipt of each Bank's Notes pursuant to
Section 3.01(g), the Agent shall mail or otherwise arrange for delivery of such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.04. Duration of Interest Periods. (a) The duration of the initial Interest Period for each Euro-Dollar Borrowing shall be as specified in the applicable Notice of Borrowing. The Borrower shall have the option to elect a duration of three or six months for each subsequent Interest Period applicable to such Borrowing, by giving notice of such election to the Agent at least four Euro-Dollar Business Days before the end of the immediately preceding Interest Period applicable thereto.

          (b) If the Agent does not receive a notice of election for the duration of an Interest Period for a Borrowing pursuant to subsection (a) above within the applicable time limits specified therein, the Borrower shall be deemed to have elected to prepay such Borrowing in whole pursuant to Section 2.07 on the last day of the current Interest Period with respect thereto and to reborrow the principal amount of such Borrowing on such date as a Prime Borrowing.

          (c) Notwithstanding the foregoing, the duration of each Interest Period shall be subject to the provisions of the definition of Interest Period.

          SECTION 2.05. Interest Rates. (a) Each Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made or becomes outstanding pursuant to Section 2.01(a), as the case may be, until it becomes due, at a rate per annum equal to
(i) on and after the Effective Date and prior to January 1, 1996, the Prime Rate for such day; and (ii) on and after January 1, 1996, 1/4% plus the Prime Rate for such day.
Such interest shall be payable semi-annually on each January 31 and July 31, commencing on the first such date after such Prime Loan is made. Any overdue principal of and, to the extent permitted by law, overdue interest on any Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the otherwise applicable rate for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          "Euro-Dollar Margin" means (i) 1 3/4% prior to
January 1, 1996; and (ii) 2 1/2% on and after January 1,
1996.

          The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum at which deposits in dollars are offered to Morgan Guaranty Trust
Company of New York in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar
Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Bank to which such Interest
Period is to apply and for a period of time comparable to such Interest Period.

          (c) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin plus the rate per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may elect) deposits in dollars in an amount approximately equal to such overdue payment due to Morgan Guaranty Trust Company of New York are offered to such Bank in the London interbank market for the applicable period determined as provided above.

          (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (e) Morgan Guaranty Trust Company of New York (or any successor bank appointed pursuant to Section 9.06(c)) agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If, with respect to any Euro-Dollar Loan, Morgan Guaranty Trust Company of New York (or any successor bank appointed pursuant to Section 9.06(c)) does not furnish a timely quotation, the provisions of Section 8.01 shall apply.

          SECTION 2.06. Required Prepayments. The Borrower shall prepay, and there shall become due and payable, on each Principal Repayment Date the amount set forth opposite such Principal Repayment Date in Schedule 1; provided that in any event the outstanding Loans shall be repaid in full on the last Principal Repayment Date. Each such required prepayment shall be applied to prepay the Loans of the several Banks in proportion to their outstanding Loans. No optional prepayment made pursuant to Section 2.07 shall reduce the amount of any subsequent prepayment required by this Section until the Loans have been paid in full.

          SECTION 2.07.  Optional Prepayments.
                         --------------------
          (a) The Borrower may, upon at least three Domestic Business Days' notice to the Agent, prepay the Prime Loans in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any multiple thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay the Prime Loans of the several
Banks in proportion to their outstanding Loans.

          (b) The Borrower may, upon at least four
Euro-Dollar Business Days' notice to the Agent, prepay on the last day of any Interest Period the Euro-Dollar Loans to which such Interest Period applies, in whole, or in part in amounts aggregating $1,000,000 or any multiple thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay such Euro-Dollar Loans of the several Banks in proportion to their respective outstanding Loans, subject to Section 8.04.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.08. General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans hereunder, not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Prime Loans or of commitment fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          SECTION 2.09. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.05(c), or if the Borrower fails to borrow or prepay any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.02(b) or 2.07(c), the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.10. Computation of Interest and Fees. Interest on Prime Loans hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period or period fixed pursuant to Section 2.05(b) from and including the first day thereof to but excluding the last day thereof.

          SECTION 2.11.  Acceleration.  During any period
when any event or condition shall occur which results in the acceleration of the maturity of any of Lone Star's obligations under either the Unsecured Indenture or the

Working Capital Facility or shall occur and be continuing which enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such obligations or any Person acting on behalf of such holder to accelerate the maturity thereof, unless and until such event or condition shall have been cured or waived in accordance with the terms of the Unsecured Indenture of the Working Capital Facility, as the case may be, then all amounts payable to the Borrower pursuant to the Marketing Contract (which under the terms thereof shall equal the greater of the amount of principal then due and payable on the Notes and 100% of Applicable Revenue until all amounts due under the Notes shall have been paid in full) will be applied, first, to pay
                                               -----
interest and principal then due on the Notes, and, second,
                                                   ------
to prepay additional installments of principal of the Notes in the inverse order of the maturities thereof.

          SECTION 2.12.  Security; Notes and Other
Obligations Nonrecourse.

          (a) The Notes will be equally and ratably secured by the Mortgage from the Borrower to the Agent covering all of the Borrower's rights and interests in the Production
Payment, the Conveyance, the Option Agreement, the Expense and Interest Agreement and the Marketing Contract.

          (b) The Notes (and any other obligations or liability arising under or out of this Agreement or the Related Agreements or the transactions contemplated hereby and thereby, including, without limiting the generality of the foregoing, any liability for the incorrectness of any representation or warranty or for the failure to observe or perform any term or condition herein or therein) shall be without recourse to the Borrower (in his individual capacity or otherwise) or the Trust, it being understood and agreed that the Banks and any other holders of the Notes will look solely to the property, rights and interests assigned to the Agent under the Mortgage for payments of interest on, and principal of, the Notes, for any other amounts which are or may become payable by the Borrower and for the satisfaction and discharge of any liabilities under or arising out of this Agreement, the Notes and the Mortgage or the other Related Agreements. The Borrower shall have no obligation to observe or perform any term or condition binding upon the Borrower or the Trust in this Agreement or the Related Agreements that requires the incurrence of any out of pocket expense or any liability therefor unless the Borrower has received in advance from WI Owner or the Banks, or the Borrower is satisfied in his sole and absolute discretion that the Borrower will receive from WI Owner or the Banks, funds in reimbursement therefor, pursuant to the Expense and Interest Agreement or otherwise.

                         ARTICLE III

  CONDITIONS TO EFFECTIVENESS; CONDITIONS TO BORROWINGS

          SECTION 3.01.  Conditions to Effectiveness.  The
Effective Date of this Agreement shall be the date on which the following conditions shall have been satisfied:

          (a) receipt by the Agent of duly executed counterparts of this Agreement signed by the Borrower and the Banks;

          (b) each of the respective parties thereto has delivered to the Agent executed counterparts of amendments in form and substance satisfactory to the Agent of the Mortgage, the Conveyance, the Marketing
     Contract, the Expense and Interest Agreement and the Option Agreement;

          (c) The WI Owner has delivered to each Bank in care of the Agent a certificate of the President or any Vice President and the Chief Financial Officer of WI Owner dated the Effective Date to the effect that
     (i) the representations and warranties contained in
     Section 5.1 of the Conveyance are true and correct (in all material respects) as of the Effective Date and
     (ii) no Default exists under the Conveyance, nor does any condition or event exist which, with the giving of notice or lapse of time or both, would become such a Default; provided that such certificate may be qualified by reference to any Default resulting from the commencement or continuation of the Bankruptcy
Cases;

     (d) John J. Martin, Senior Vice President,
General Counsel and Secretary for WI Owner has delivered to each Bank in care of the Agent his opinion addressed dated the Effective Date, covering such matters relating to the transactions contemplated by this Agreement and the Related Agreements as the Agent may reasonably request;

     (e) Andrews Davis Legg Bixler Milsten & Price, special local counsel for the Banks in Oklahoma, has delivered to each Bank, in care of the Agent, their opinion in form and substance satisfactory to the Agent;

     (f) Barnes & Thornburg, special local counsel for the Banks in Indiana, has delivered to each Bank, in care of the Agent, their opinion in form and substance satisfactory to the Agent;

     (g) receipt by the Agent for the account of each Bank of a Prime Note and a Euro-Dollar Note, each duly executed by the Borrower and dated the Effective Date.
Upon receipt of its Notes delivered pursuant to this subsection (g), each Bank will cancel all of its notes outstanding under the Existing Term Loan Agreement;

     (h) the Bankruptcy Court shall have entered the Court Order, which shall not have been stayed, and the time to appeal or seek review or rehearing of the Court
     Order shall have expired and no appeal or motion for review or rehearing shall be pending;

          (i) the occurrence of the Effective Date on or prior to April 15, 1994; and

          (j) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower and WI Owner, the authority for and the validity of this Agreement and the Related Agreements, the recording, filing and registration of the Mortgage and Conveyance and any other matters relevant thereto, all in form and substance satisfactory to the Agent.

          SECTION 3.02.  Conditions to Borrowing.  The
obligation of each Bank to make any Loan hereunder is subject to the satisfaction of the following conditions:

          (i) the fact that the representations and warranties of the Borrower contained in Article IV hereof and in Article III of the Mortgage are true and correct (in all material respects) on and as of the date of such Borrowing with the same effect as though made on and as of the date of such Borrowing;

          (ii) the fact that the representations and warranties of WI Owner contained in Section 5.1 of the Conveyance are true and correct (in all material respects) on and as of the date of such Borrowing with the same effect as though made on and as of the date of such Borrowing;

        (iii) the fact that immediately after such Borrowing, no Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

                          ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 4.01. Existence and Power. The Trust is a New York trust duly created, validly existing and in good standing under the laws of the State of New York and is not required to be licensed or qualified to do business in any other jurisdiction in order to conduct the business and own the properties to be conducted and owned by it as contemplated by this Agreement, and has all power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the Related Agreements are within the Borrower's powers, require no approval of or filing with any governmental body, agency or official and do not contravene, or constitute a breach of or a default under, any provision of applicable law or regulation or of the Trust Agreement or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Trust or result in the creation or imposition of any Lien on any asset of the Trust except as set forth in
Section 5.07 hereof.

          SECTION 4.03.  Binding Effect.  The Related
Agreements and this Agreement constitute valid and binding agreements of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

          SECTION 4.04. Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or the Trust before any court or arbitrator or any governmental body, agency or official, an adverse decision in which might materially adversely affect the Production Payment, the rights, titles, interest, remedies, privileges and powers of the Agent or the Banks under this Agreement, the Notes or any of the Related Agreements or the ability of PP Owner to perform its obligations under this Agreement, the Notes or any of the Related Agreements or which in any manner questions the validity of this Agreement, the Notes or any of the Related Agreements.

          SECTION 4.05.  Not an Investment Company.  The
Trust is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE V

                                   COVENANTS

          The Borrower agrees that, so long as any amount payable under any Note remains unpaid:

          SECTION 5.01.  Maintenance of Existence.  The
Borrower shall cause the Trust to maintain its existence, rights and privileges as a trust in the State of New York and promptly to qualify and pay any franchise and other taxes in any State if required by the law of such State for the full exercise of the Borrower's rights and remedies or the full performance of the Borrower's obligations under this Agreement, the Notes and the Related Agreements.

          SECTION 5.02. Payment of Taxes. The Borrower shall cause all Production Taxes and all other taxes, fees, assessments and governmental charges imposed on or asserted against the Borrower or the Trust to be reported, rendered and paid punctually before the same become delinquent (or, as to any thereof that are being contested in good faith and which, by not being paid, would not adversely affect the holders of the Notes, promptly after the final determination of such contest).

          SECTION 5.03.  Payment of Obligations.  The
Borrower shall duly and punctually pay without relief from valuation and appraisement laws each and every obligation owing by the Borrower under the Mortgage and this Agreement and on account of the Notes in accordance with the terms hereof and thereof.

          SECTION 5.04. Books and Records. The Borrower shall maintain at his office (a) copies of the Trust Agreement, this Agreement and the Related Agreements, and any amendments thereto or waivers thereunder; (b) copies of each report, statement or other document sent to him by WI Owner pursuant to the Conveyance, the Marketing Agreement, the Option Agreement or the Expense and Interest Agreement;
(c) bank account records relating to the receipt and disbursement of any payments made to him by WI Owner that are not for the ultimate account of the Banks or the Agent;
(d) copies of any fiduciary returns filed by him with the Internal Revenue Service or the Attorney General of the State of New York; and (e) copies of correspondence relating to the Trust. The Borrower will furnish to the Agent, within 90 days after the close of each fiscal year of the Trust, the balance sheet of the Trust as of the close of such fiscal year and its surplus statement and income statement for such fiscal year (all of which may be unaudited and may be (x) prepared on a cash basis and (y) exclude all items of receipt and disbursement which were for the ultimate account of the Banks or the Agent). The Borrower shall also furnish or cause to be furnished to the Agent information concerning the business and affairs of the Borrower and financial condition of the Trust as the Agent may from time to time reasonably request.

          SECTION 5.05. Scope of the Borrower's Business. The Borrower shall not acquire or own any property other than the Production Payment and such other property that the Borrower deems necessary or desirable to acquire or own in order to complete and perform the transactions contemplated by this Agreement, the Notes and the Related Agreements, and shall not conduct any activity unrelated to the owning of such Production Payment and such other property. In no event shall the Borrower open or maintain an office or place of business in the State in which the Subject Interests are located. The Borrower shall make no distributions or grants except as provided in the Trust Agreement, the Mortgage, the Conveyance, the Option Agreement and herein.

          SECTION 5.06.  Additional Indebtedness.  The
Borrower shall not create, incur, assume, guarantee or in any manner become or remain liable in respect of any indebtedness whether current or funded, direct or contingent, other than:

               (i) the Notes and other indebtedness to the Banks; and

            (ii) taxes, fees, assessments and
     governmental charges not delinquent or whose validity is currently being contested in good faith by appropriate proceedings consented to by the Agent.

          SECTION 5.07. Liens. The Borrower shall not create, assume or suffer to exist any Lien upon the Production Payment, the Marketing Contract, the Option Agreement or the Expense and Interest Agreement, other than
(i) the Lien created by the Mortgage and (ii) any Liens in respect of indebtedness permitted by clauses (i) and (ii) of
Section 5.06 hereof.

          SECTION 5.08.  Liquidation and Sales of Assets.
The Borrower shall not directly or indirectly liquidate or sell, transfer or otherwise dispose of all or substantially all of the Trust's properties or assets.

          SECTION 5.09. Inspection. The Borrower shall permit the Agent or the Banks and any representatives of the Agent or the Banks, at the Borrower's expense, to inspect any of the Trust's properties, to examine the Borrower's books and records and to make copies thereof or extracts therefrom and to discuss the Borrower's affairs, finances or accounts with its officers, all at such times and as often as the Agent or the Banks may reasonably request.

          SECTION 5.10. Recordation. The Borrower shall, or shall arrange to have WI Owner, promptly record, file and register the Conveyance and the Mortgage and every other agreement, instrument or document that may be required by law or advisable in order to perfect, preserve and protect the validity and effectiveness of the Conveyance and the lien, assignment and security interest created or intended to be created by the Mortgage or by any amendment or supplement to the Conveyance or the Mortgage in such manner and places and within such times as may be necessary to perfect, preserve and protect such validity, effectiveness, lien, assignment and security interest. The Borrower shall itself, or shall arrange to have WI Owner, promptly furnish to the Agent satisfactory evidence of every such recording, filing and registration and, to the extent not contrary to applicable law and not paid by WI Owner, shall bear the expense thereof.

          SECTION 5.11. Further Assurances. The Borrower shall execute and deliver all such agreements, instruments, notices, releases and other documents and shall do all such other acts as may be necessary more fully to assure to the Agent all of the rights, titles, interests, remedies, powers and privileges granted under the Mortgage or intended so to be.

          SECTION 5.12.  Change of Location; Successor
Trustee. The Borrower shall promptly notify the Agent upon any change in the Borrower's place of business or upon any appointment of a successor Trustee.

          SECTION 5.13. Use of Proceeds. The proceeds of the loans made under this Agreement will be used by the Borrower to finance the purchase price of the Production Payment pursuant to the Conveyance. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock", within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. The Trust is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock within the meaning of such Regulation U.

                                   ARTICLE VI

                                    DEFAULTS

          SECTION 6.01.  Events of Default.  If one or more
of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of or interest on any Note;

          (b) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or the Mortgage (other than those covered by clause (a) above) and such failure shall continue unremedied for a period of 30 days after written notice thereof shall have been given to the Borrower by the Agent at the request of any Bank;

     (c) any representation, warranty, certification or statement made by the Borrower in this Agreement or the Mortgage or in any certificate or other document delivered pursuant to this Agreement or the Mortgage shall prove to have been materially incorrect when made;

     (d) a Default under the Conveyance, the Marketing
Contract or the Expense and Interest Agreement shall have occurred and be continuing, unless such Default, in the opinion of the Majority Banks, shall not materially impair the ability of the Borrower to repay the principal of and interest on the Notes or any other amounts payable provided under this Agreement or any of the Related Agreements;

     (e) the rights, titles, interests or privileges of the Borrower or the Agent to the Production Payment or any part thereof shall have become the subject matter of litigation which, in the opinion of the Majority Banks, has a reasonable probability of being adversely determined and would, in such event, result in substantial impairment or loss of the security provided or intended to be provided by the Mortgage;

     (f) the Trust Agreement is amended or modified or the existence of the Trust is terminated without the prior written consent of the Agent;

     (g) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Trust or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Trust or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Borrower or the Trust, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay the debts of the Trust as they become due, or shall take any action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to the Trust or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Trust or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect;
     or

          (i) the Conveyance, the Marketing Contract, the
     Option Agreement or the Expense and Interest Agreement shall be rejected in the Bankruptcy Cases;

then, and in every such event, the principal of and accrued interest on the Notes shall become immediately due and payable in full without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower, and the Agent shall be entitled to (and, at the request of any Bank shall) take the actions and pursue the remedies set forth in Article V of the Mortgage.

                                  ARTICLE VII
                                   THE AGENT

          SECTION 7.01.  Appointment and Authorization.

Each Bank irrevocably appoints and authorizes Morgan
Guaranty Trust Company of New York to take such action as agent on its behalf and to exercise such powers under this Agreement, the Mortgage and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto and Morgan

Guaranty Trust Company of New York hereby accepts such appointment and agency.

          SECTION 7.02.  Agent and Affiliates.  Morgan
Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any affiliate of the Borrower as if it were not the Agent hereunder.

          SECTION 7.03.  Holders of Notes.  The Agent may
treat the payee of any Note as the holder thereof until notice of transfer shall have been filed with it signed by such payee and in form satisfactory to the Agent.

          SECTION 7.04.  Action by Agent.  The obligations
of the Agent under the Mortgage, this Agreement and the Existing Term Loan Agreement are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default or event or condition which, with the giving of notice or lapse of time or both, could constitute an Event of Default, except as expressly provided in Article VI hereof.

          SECTION 7.05. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.06. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it under the Mortgage, this Agreement or the Existing Term Loan Agreement or in connection herewith or therewith
(a) with the consent or at the request of the Majority Banks or all the Banks, as the case may be, or (b) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, the Existing Term Loan Agreement, the Notes or any Related Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreement of the Borrower or WI Owner; (iii) the satisfaction of any condition specified in Article III hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Existing Term Loan Agreement, the Notes or any Related Agreement or any other instrument or writing furnished in connection herewith (including without limitation any item referred to in clause
(iii) above). The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.07.  Indemnification.  Each Bank shall,
ratably in accordance with its outstanding Loans, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability
(except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement, the Existing Term Loan
Agreement, the Notes or any Related Agreement or any action taken or omitted by the Agent hereunder or thereunder.

          SECTION 7.08.  Credit Decision.  Each Bank
acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decision in taking or not taking any action under this Agreement.

                                  ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES
                          AFFECTING EURO-DOLLAR LOANS

          SECTION 8.01.  Basis for Determining Interest Rate
Inadequate or Unfair.  If with respect to any Interest
Period:

          (i) the Agent is advised that deposits in dollars
     (in the applicable amounts) are not being offered to Morgan Guaranty Trust Company of New York with respect to Euro-Dollar Loans in the relevant market for such Interest Period, or

          (ii) Banks holding Notes evidencing 50% or more in aggregate principal amount of the affected Euro-Dollar Loans advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligations of the Banks to make Euro-Dollar Loans shall be suspended and (b) the

Borrower shall repay in full the then outstanding principal amount of each Euro-Dollar Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Loan. Concurrently with repaying each such Euro-Dollar Loan of each Bank pursuant to this Section, the Borrower shall borrow a Prime Loan in an equal principal amount from such Bank and such Bank shall make such a Prime Loan (except as otherwise provided in Section 2.02(d)), unless the Borrower notifies the Agent at least two Domestic Business Days before the date of such repayment that it elects not to borrow any Prime Loans on such date.

          SECTION 8.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Upon receipt of such notice, the Borrower shall repay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Euro-Dollar Loan to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such Euro-Dollar Loan to such day.
Concurrently with repaying each Euro-Dollar Loan of such Bank, the Borrower shall borrow a Prime Loan in an equal principal amount from such Bank, and such Bank shall make such a Prime Loan.

          SECTION 8.03.  Increased Cost.  (a) If (i)
Regulation D of the Board of Governors of the Federal Reserve System as in effect on the date hereof or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"):

          (A) shall subject any Bank (or its Lending
     Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Euro-Dollar Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make
     Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending
     Office is located); or

          (B) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its

     Euro-Dollar Loans, its Notes or its obligation to make
     Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of said Regulation D, to impose a cost on) such Bank (or it Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay for the account of such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (b) Without limiting the effect of the foregoing,

          (x) the Borrower shall pay for the account of each Bank on the last day of each Interest Period with respect to any Euro-Dollar Loan of such Bank (and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof), so long as such Bank shall be required to maintain reserves against "Eurocurrency liabilities" under said Regulation D (or, so long as such Bank may be required, by reason of any Regulatory Change, to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on such Euro-Dollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any such Euro-Dollar Loan) an additional amount (determined by such Bank and notified to the Borrower and the Agent, such determination to be conclusive absent manifest error) with respect to each day during such Interest Period equal to the product of the following:

          (i) the principal amount of such Euro-Dollar Loan outstanding on such day; and

          (ii) the excess of

               (A) a fraction the numerator of which is the London Interbank Offered Rate (expressed as a decimal) used in establishing the interest rate with respect to such Interest Period for such Loan pursuant to the first sentence of Section 2.05(b) and the denominator of which is one minus that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System or any successor, for determining such reserve requirements for such Bank, over

               (B) such London Interbank Offered Rate (so expressed); and

         (iii) 1/360, and

          (y) if interest is due for any day or period in respect of overdue principal of and, to the extent permitted by law, overdue interest ("overdue Euro-Dollar amounts") on any Euro-Dollar Loan, the Borrower shall pay on such day (or on the last day of such period) so long as such Bank shall be required to maintain reserves against "Eurocurrency liabilities" under said Regulation D (or, so long as such Bank may be required, by reason of any Regulatory Change, to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any Euro-Dollar Loans) an additional amount (determined by such Bank and notified to the Borrower and the Agent, such determination to be conclusive absent manifest error) with respect to such day (or each day during such period) equal to the product of the following:

          (i)  such overdue Euro-Dollar amounts on such day;
     and

          (ii) the excess of

               (A) a fraction the numerator of which is the (expressed as a decimal) average of the rates per annum used in establishing the interest rate with respect to such day or period for such overdue
          Euro-Dollar amounts pursuant to Section 2.05(c) and the denominator of which is one minus that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System or any successor, for determining such reserve requirements for such Bank, over

               (B) such average of the rates per annum (so expressed) and

          (iii) 1/360.

            (c) If any Bank demands compensation under this Section, the Borrower may at any time, upon at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, repay in full the then outstanding Euro-Dollar Loans of such Bank, together with accrued interest thereon to the date of prepayment. Concurrently with repaying such Euro-Dollar Loans of such Bank, the Borrower shall borrow from such Bank a Prime Loan in an amount equal to the aggregate principal amount of such Fixed Rate Loans, and such Bank shall make such a Prime Loan.

          Section 8.04. Prime Loans Substituted for Affected Euro-Dollar Loans. If notice has been given to the Borrower pursuant to Section 8.02 or 8.03 requiring Euro-Dollar Loans of any Bank to be repaid, then unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Prime Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such repayment no longer apply, the Borrower shall borrow a Euro-Dollar Loan from such Bank on the first day of the next succeeding Interest Period applicable to each related Borrowing in the amount of the Euro-Dollar Loan which would have been outstanding from such Bank as part of such Borrowing if the provisions of Section 8.02 or 8.03 had never applied, and concurrently with each such Borrowing shall repay an equal principal amount of such Bank's outstanding Prime Loans.

                                   ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01. Notices. All notices, requests and other communications provided for in this Agreement or in the Mortgage shall be in writing (including bank wire, telex, or similar writing, except that notice of any transfer or assignment of this Agreement pursuant to Section
9.06 shall, if given by telex, be confirmed in writing transmitted by mail or manually delivered to the addressee) and shall be given:

          (i) if to any party hereto, to it at its address or telex number set forth on the signature pages hereof; and

          (ii) if to any holder of a Note, other than a Bank, to it at the address or telex number of the original payee thereof or at the address or telex number of any subsequent holder if notice of the transfer of such Note and the name and the address or telex number of such subsequent holder shall have been given to the Agent and the Borrower;

or in any of the foregoing cases at such other or additional address or telex number as such party or subsequent holder may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section 9.01 and the appropriate answerback is received, (ii) if given by mail, when received by the addressee or (iii) if given by any other means, when delivered at the address specified in this Section 9.01; provided that notices to the Agent under Article II hereof shall not be effective until received. Promptly upon the receipt of any notice pursuant to the Mortgage, the Conveyance or this Agreement, the Agent shall give a copy thereof to each Bank.

          SECTION 9.02. No Waivers. No failure or delay by the Agent, any Bank or any subsequent holder of any Note in exercising any right, power or privilege hereunder or under such Note or the Mortgage shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the Mortgage provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Banks, in connection with (a) the preparation of this Agreement, the Notes and all Related Agreements, the enforcement, administration, amendment, discharge or termination hereof or thereof, any waiver or consent hereunder or thereunder, or any amendment hereof or thereof or any default or alleged default hereunder or (b) any litigation or the consent, release or discharge of any adverse claim or demand made or brought by any Person other than the Borrower or the Agent affecting in any manner whatsoever the Subject Interests, the Production Payment, the Subject Minerals or the Proceeds; and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or the holder of any Note, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Banks against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, the Notes or any Related Agreement except the Oklahoma mortgage tax, if any, due on the Mortgage. Notwithstanding the foregoing, payment by the Borrower of $100,000 on the Effective Date shall be deemed to constitute payment in full of all amounts incurred prior to the Effective Date that otherwise would be payable by the Borrower pursuant to this Section 9.03.

          SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Bank, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to Notes held by Banks shall be shared by the Banks pro rata; provided that nothing in this Section 9.04 shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this
Section 9.04 to share in the benefits of any recovery on such secured claim.

          SECTION 9.05.  Amendments and Waivers.  Any
provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks affected thereby, (i) subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or (iv) change the definition of Majority Banks or the percentage of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder.

          SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of each of the Banks.

          (b) Any Bank which assigns or otherwise transfers any interest in any of its rights under this Agreement and its Notes shall give prompt notice thereof to the Agent and the Borrower.

          (c) If Morgan Guaranty Trust Company of New York assigns or otherwise transfers its Notes to an unaffiliated institution, or if the Euro-Dollar Loans of Morgan Guaranty Trust Company of New York are repaid pursuant to Article VIII, the Agent shall, in consultation with the Borrower and with the consent of the Majority Banks, appoint another Bank to furnish quotations for purposes of the definition of "London Interbank Offered Rate".

          SECTION 9.07.  Separability.  The parties hereto
agree, to the fullest extent they may effectively do so under applicable law, that in case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the remaining provisions shall be construed in order to effectuate the purposes hereof, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          SECTION 9.08.  New York Law.  This Agreement and
each Note shall be construed in accordance with and governed by the law of the State of New York.

          SECTION 9.09.  Counterparts.  This Agreement may
be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 9.10. Authorization to Amend Related Agreements. Each of the Banks and the Agent hereby authorizes the Trustee to execute the Related Agreements and to perform any and all acts, including executing and delivering such other agreements, certificates, documents and instruments, deemed necessary or desirable by the Trustee or counsel for the Trustee incidental to and in furtherance of the transactions contemplated by this Agreement and the Related Agreements.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        JOHN FOUHEY, AS TRUSTEE FOR
                          SELLECK HILL TRUST


                        By: /s/  John Fouhey
                        c/o Davis Polk & Wardwell
                        450 Lexington Avenue
                        New York, New York 10017

                         BANKS
                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK


                         By:     /s/ Unn J. Boucher
                                 Name:  Unn J. Boucher
                                 Title:  Vice/President

                         Morgan Guaranty Trust Company
                           of New York
                         60 Wall Street
                         New York, New York 10260


                         TCW SPECIAL CREDITS
                         By: TCW Asset Management Co.


                         By:  /s/ Bruce A. Karsh
                              Name:  Bruce A. Karsh
                              Title:  Managing Director


                         By:  /s/ Matthew S. Barrett
                              Name:  Matthew S. Barrett
                              Title:  Senior Vice-President

                         Trust Company of the West
                         865 South Figueroa
                         Suite 1800
                         Los Angeles, CA 90017
                         Attention:  Matthew S. Barrett

                         THE CHASE MANHATTAN BANK
                           (NATIONAL ASSOCIATION)


                         By:  /s/ David H. Sabath
                              Name:  David H. Sabath
                              Title:  Associate
                         One Chase Manhattan Plaza -  7th Floor
                         New York, New York 10081
                         Attn:  David H. Sabath

                         WELLS FARGO BANK, N.A.


                         By:  /s/ Linda T. Spradling
                              Name:  Linda T. Spradling
                              Title:  Vice President

                         Wells Fargo Bank, N.A.
                         420 Montgomery St.
                         San Francisco, California 94163
                         Attn:  Linda Spradling

                         MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK, as Agent


                         By:  /s/ Unn J. Boucher
                              Name:  Unn J. Boucher
                              Title:  Vice President

                         Morgan Guaranty Trust Company
                           of New York
                         60 Wall Street
                         New York, New York 10260

                                                                      Schedule 1


                  Principal Repayments



Principal Repayment                     Amount of Each
       Dates                           Required Repayment
January 31 and July 31, 1994            $1.0 million

January 31 and July 31, 1995            $1.5 million

January 31 and July 31, 1996            $2.0 million

January 31 and July 31, 1997            $2.5 million

January 31, 1998                        $3.4 million

July 31, 1998                           Remaining unpaid
                                          principal

                                                                      Schedule 2


                  Loans On Effective Date

     Bank                                       Amount
Morgan Guaranty Trust Company
  of New York                              $4,393,281.15

TCW Special Credits                        $8,786,562.30

The Chase Manhattan Bank                   $4,393,281.15
  (National Association)

Wells Fargo Bank, N.A.                     $4,393,281.15


         TOTAL                            $21,966,405.75

                                                                       EXHIBIT A

                                   PRIME NOTE

                                                              New York, New York
                                                                  March   , 1994

          For value received, John Fouhey, as Trustee for Selleck Hill Trust, a New York trust (the "Borrower"), promises to pay on July 31, 1998, to the order of (the "Bank"), for the account of its Domestic Lending
Office, the aggregate unpaid principal amount of all Prime
Loans outstanding from the Bank to the Borrower pursuant to the Term Loan Agreement referred to below. The Borrower promises to pay interest on the aggregate unpaid principal amount of such Prime Loans on the dates and at the rate or rates provided for in said Term Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust
Company of New York, 60 Wall Street, New York, New York.

          All Prime Loans outstanding from the Bank to the Borrower pursuant to such Term Loan Agreement and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof.

          This note is one of the Prime Notes referred to in the Second Amended and Restated Term Loan Agreement dated as of March 29, 1994 among the Borrower, the banks and other institutions listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Reference is made to such Term Loan Agreement for provisions relating to the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

          Payment of this Note is secured by the Amended and Restated Mortgage, Deed of Trust and Security Agreement dated as of September 1, 1988, as amended, between the Borrower and the Agent covering interests in certain properties located in the State of Oklahoma and Indiana.

          This Note is without recourse to the Borrower or to the Trustee (individually or otherwise), it being understood and agreed that the holder of this Note will look solely to the property, rights and interests assigned to the Agent under the Amended and Restated Mortgage, Deed of Trust and Security Agreement referred to above for payments of interest on and principal of this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

                             JOHN FOUHEY, AS TRUSTEE FOR
                                  SELLECK HILL TRUST


                             By:
                                       John Fouhey

                        LOANS AND PAYMENTS OF PRINCIPAL


- --------------------------------------------------------
           Amount  Amount of      Unpaid
           of      Principal      Principal     Notation
Date       Loan    Repaid         Balance       Made By
- --------------------------------------------------------

- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
- --------------------------------------------------------
















                                                                       EXHIBIT B

                                EURO-DOLLAR NOTE

                                                              New York, New York
                                                                  March   , 1994

          For value received, John Fouhey, as Trustee for Selleck Hill Trust, a New York trust (the "Borrower"), promises to pay on July 31, 1998, to the order of (the "Bank"), for the account of its Euro-Dollar Lending Office, the aggregate unpaid principal amount of all Euro-Dollar Loans outstanding from the Bank to the Borrower pursuant to the Term Loan Agreement referred to below. The Borrower promises to pay interest on the aggregate unpaid principal amount of such Euro-Dollar Loans on the dates and at the rate or rates provided for in said Term Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Euro-Dollar Loans outstanding from the Bank to the Borrower pursuant to such Term Loan Agreement and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof.

          This note is one of the Euro-Dollar Notes referred to in the Second Amended and Restated Term Loan Agreement dated as of March 29, 1994 among the Borrower, the banks and other institutions listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Reference is made to such Term Loan Agreement for provisions relating to the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

          Payment of this Note is secured by the Amended and Restated Mortgage, Deed of Trust and Security Agreement dated as of September 1, 1988, as amended, between the Borrower and the Agent covering interests in certain properties located in the State of Oklahoma and Indiana.

         This Note is without recourse to the Borrower or to the Trustee (individually or otherwise), it being understood and agreed that the holder of this Note will look solely to the property, rights and interests assigned to the Agent under the Amended and Restated Mortgage, Deed of Trust and Security Agreement referred to above for payments of interest on and principal of this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

                             JOHN FOUHEY, AS TRUSTEE FOR
                                  SELLECK HILL TRUST


                             By:
                                       John Fouhey

                        LOANS AND PAYMENTS OF PRINCIPAL


          Amount   Amount of       Unpaid
          of       Principal       Principal    Notation
Date      Loan     Repaid          Balance      Made By


- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------
- ---------------------------------------------------------





                                       3